UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 1, 2019
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

QUALCOMM Incorporated (the “Company”) previously filed a Current Report on Form 8-K reflecting the resignation of George S. Davis as Chief Financial Officer and the appointment of David E. Wise as interim Chief Financial Officer. The Company is filing this amendment, in accordance with Instruction 2 of Item 5.02 of Form 8-K, to report the additional compensation Mr. Wise will receive in connection with his appointment as interim Chief Financial Officer.

(c) On April 5, 2019, the Company’s Compensation Committee approved the following compensation in connection with Mr. Wise’s appointment as interim Chief Financial Officer: Mr. Wise will receive additional salary of $150,000 per month for the period of his service as interim Chief Financial Officer and a restricted stock unit grant for 9,485 shares of the Company’s common stock (representing a grant date fair value of $550,000) which will vest on July 5, 2019 (subject to acceleration in the event of involuntary termination without cause, death or disability). As previously reported, Mr. Wise previously advised the Company of his intent to retire, but has agreed to extend his employment until the conclusion of his service as interim Chief Financial Officer (or shortly thereafter). Following his retirement, the Company has agreed to pay him $100,000 a month for four months under a consulting agreement for his availability (not to exceed two days per month) to provide advisory services, including as part of the transition for the next Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2019	QUALCOMM Incorporated By: /s/ Michelle M. Sterling__________________ Name: Michelle M. Sterling Title: Executive Vice President, Human Resources